                                                                    EXHIBIT 3(i)


                           ARTICLES OF INCORPORATION
                                       OF
                      THE PEOPLES BANCTRUST COMPANY, INC.

                         _____________________________


   For the purpose of forming a corporation under the Alabama Business Corporation Act and any act amendatory thereof, supplementary thereto or substituted therefor (hereinafter referred to as the "Act"), the undersigned do hereby sign and adopt these Articles of Incorporation and, upon the filing for record of these Articles of Incorporation in the Office of the Judge of Probate of the county in which the initial registered office is established under
Article V hereof, the existence of a corporation (hereinafter referred to as the "Corporation"), under the name set forth in Article I hereof, shall commence.


                                   ARTICLE I
                                      NAME
                                      ----

   1.1  The name of the Corporation shall be The Peoples BancTrust Company, Inc.


                                   ARTICLE II
                               PERIOD OF DURATION
                               ------------------

   2.1  The duration of the Corporation shall be perpetual.


                                  ARTICLE III
                          PURPOSES, OBJECTS AND POWERS
                          ----------------------------

   3.1  The purposes and objects and powers of the Corporation are:

   (a) To engage in any lawful business, act or activity for which a corporation may be organized under the Act, it being the purpose and intent of this Article III to invest the Corporation with the broadest purposes, objects and powers lawfully permitted a corporation formed under the Act.

   (b) To carry on any and all aspects, ordinary or extraordinary, of any lawful business and to enter into and carry out any transaction, ordinary or extraordinary, permitted by law, having and exercising in connection therewith all powers given to corporations by the laws of the State of Alabama.

   (c) Without limiting the scope and generality of the foregoing, the Corporation shall have the following specific purposes, objects and powers, to the fullest extent permitted by law:

        (1) To acquire, own, manage, operate, improve; build; to sell, lease, mortgage, pledge, distribute or otherwise deal in and dispose of, property of every kind and wheresoever situated.

        (2) To purchase, lease or otherwise acquire any interest in the properties and rights of any person, firm, corporation or governmental unit; to pay for the same in cash, in shares of stock, bonds, or other securities, evidences of indebtedness or property of this Corporation or of any other person, firm, corporation or governmental unit.

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        (3) To be a promotor or incorporator, to subscribe for, purchase, deal in and dispose of, any stock, bond, obligation or other security, of any person, firm, corporation, or governmental unit, and while the owner and holder thereof, to exercise all rights of possession and ownership.

        (4) To purchase or otherwise acquire (including without limitation, to purchase its own shares to the extent of unreserved and unrestricted capital surplus available therefor), pledge or otherwise deal in or dispose of shares of its own stock, bonds, obligations or other securities.

        (5) To borrow money from any person, firm, corporation, or governmental unit and to secure any debt by mortgage or pledge of any property of the Corporation; to make contracts, guarantees, and indemnity agreements and incur liabilities and issue its notes.

        (6) To lend money, or aid or extend credit to or use its credit to assist, any person, firm, corporation, or governmental unit, including, without limitation, its employees and directors and those of any subsidiary.

        (7) To guarantee any indebtedness and other obligations of, and to lend its aid and credit to, any person, firm, corporation, or governmental unit, and to secure the same by mortgage or pledge of, or security interest in, any property of the Corporation.

        (8) To consolidate, merge or otherwise reorganize in any manner permitted by law; to engage in one or more partnerships and joint ventures as general or limited partner.

        (9) To carry on its business anywhere in the United States and in foreign countries.

        (10) To elect or appoint officers and agents and define their duties and fix their compensation; to pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans, and other incentive or deferred compensation plans for any or all of its directors, officers and employees.

        (11) To make donations for the public welfare or for charitable, scientific, or educational purposes; to transact any lawful business which the Board of Directors shall find to be in aid of governmental policy.

   3.2 All words, phrases and provisions appearing in this Article III are used in their broadest sense, are not limited by reference to or interference from any other words, phrases or provisions and shall be so construed.


                                   ARTICLE IV
                                 CAPITAL STOCK
                                 -------------

   The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is five million (5,000,000), of which four million (4,000,000) shares shall be common stock of the par value of $0.10 per share (hereinafter called "Common Stock"), and one million (1,000,000) shares shall be preferred stock of the par value of $0.10 per share (hereinafter called "Preferred Stock").

   No holder of any shares of capital stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments, evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

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   The Corporation may from time to time issue and dispose of any of the authorized and unissued shares of Common Stock or of Preferred Stock for such consideration, not less than its par value per share, as may be fixed from time to time by the board of directors, without action by the shareholders. The board of directors may provide for payment therefor to be received by the Corporation in cash, property (real or personal), or services, actually performed for the Corporation, or any combination of the foregoing, to the full extent permitted under Alabama law. In the absence of actual fraud in the transaction, the value of such property or services, as determined by the board of directors of the Corporation, shall be conclusive. Any and all such shares of the Common or Preferred Stock of the Corporation the issuance of which has been so authorized, and for which consideration so fixed by the board of directors has been paid or delivered, shall be deemed full-paid stock and shall not be liable to any further call or assessment thereon.

   The designations and the powers, preferences, and rights and the qualifications, limitations or restrictions thereof of the shares of each class are as follows:

   4.1 Common Stock. (a) Except as provided in this Article IV (or in any resolution or resolutions adopted by the board of directors of the Corporation pursuant hereto), the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder, including the election of directors. There shall be no cumulative voting rights in the election of directors.

   (b) Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

   (c) In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the Common Stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

   (d) Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.

   4.2 Preferred Stock. (a) The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the board of directors as hereinafter provided.

   (b) Authority is hereby granted to the board of directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by law, to authorize the issue of one or more series of Preferred Stock and with respect to each such series to fix and state by resolution or resolutions providing for the issue of each such series the voting powers, full or limited, if any, of the shares of each such series and the designations, preferences, and relative, participating, optional or other qualifications, limitations, or restrictions thereof to the full extent now or hereafter permitted by Alabama law. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

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   (i)    The distinctive serial designation and the number of shares constituting such series.

   (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

   (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices, and other terms and conditions of such redemption.

   (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund.

   (v) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

   (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise.

   (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

   (viii) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

   (ix) Whether the shares of such series which are redeemed or converted should have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of Preferred Stock.

   (c) Dividends on outstanding shares of Preferred Stock shall be paid, or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

   (d) If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

   (e) Each share of each series of Preferred Stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

   (f) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Subject to such restrictions as may be stated in the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, any amendment to the Articles of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

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                                   ARTICLE V
            REGISTERED OFFICE AND REGISTERED AGENT; PRINCIPAL OFFICE
            --------------------------------------------------------

   5.1 The location and mailing address of the initial registered office of the Corporation shall be 310 Broad Street, Selma, Alabama 36702-0799.

   5.2  The initial registered agent at such address shall be Richard P.
Morthland.

   5.3 The principal office of the Corporation in the State of Alabama shall be 310 Broad Street, Selma, Alabama 36702-0799.


                                   ARTICLE VI
                               BOARD OF DIRECTORS
                               ------------------

   6.1 The number of directors of the Corporation shall be a variable range which is fixed at a minimum number of 3 and a maximum number of 18 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class). The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors; provided that no action shall be taken to decrease or increase the number of directors unless at least two-thirds of the directors then in office, whether or not a quorum, shall concur in said action. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum.

   6.2 Notwithstanding any other provision of these Articles of Incorporation or the by-laws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the shareholders at a meeting called for that purpose. For purpose of this Section 6.2, "cause" is defined as a final conviction of a felony, unsound mind, adjudication of bankruptcy, non-acceptance of office or conduct prejudicial to the interests of the Corporation. A director may only be removed by vote of the shareholders after service of specific charges, adequate notice, and full opportunity to refute the charges.


                                  ARTICLE VII
                                 INCORPORATORS
                                 -------------

   7.1  The names and addresses of the incorporators are:

        NAME                           ADDRESS
        ----                           -------

        Richard P. Morthland           310 Broad Street
                                       Selma, AL 36702-0799

        W. Henry Plant                 310 Broad Street
                                       Selma, AL 36702-0799

        Elam P. Holley, Jr.            310 Broad Street
                                       Selma, AL 36702-0799

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                                  ARTICLE VIII
                                INTERNAL AFFAIRS
                                ----------------


   The following provisions for the regulation of the business and for the conduct of the affairs of the Corporation, directors and the shareholders are hereby adopted:

   8.1 The initial by-laws of the Corporation shall be adopted by the shareholders. The shareholders shall have the authority to amend, repeal or alter the by-laws in whole or in part by vote of the holders of a majority of the outstanding stock of the Corporation, represented either in person or by proxy at any regular or special shareholders' meeting. The Board of Directors may also amend, repeal or adopt by-laws, provided, however, that the Board of Directors may not alter, amend or repeal any by-law establishing what constitutes a quorum at shareholders' meetings, or which was adopted by the shareholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors. The by-laws may contain any provisions of the affairs of the Corporation, the directors and shareholders not inconsistent with the Act or these Articles of Incorporation.

   8.2 The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors comprising the initial Board of Directors shall be the number of persons listed as directors in Article VI hereof. Thereafter, the number of directors of the Corporation shall be fixed from time to time by the by-laws, or, in the absence of a by-law fixing the number of directors, the number of directors shall be the same as the number comprising the initial Board of Directors. The number of directors may be increased or decreased from time to time by amendment to the by-laws, provided that the Board of Directors shall consist of not less than one natural person, and that no decrease shall have the effect of shortening the term of any incumbent director.

   8.3 There shall be no cumulative voting rights with respect to the election of Directors or for any purpose relating to the voting of shares.

   8.4 The Board of Directors shall have the following authority with respect to an offer for the Corporation's stock or other securities:

   (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any pertinent issue; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

        (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

        (ii) Whether a more favorable price could be obtained for the corporation's securities in the future;

        (iii) The impact which an acquisition of the corporation would have on the employees, depositors and customers of the corporation and its subsidiaries and the communities which they serve;

        (iv) The reputation and business practices of the offeror and its management and affiliates as they would effect the employees, depositors and customers of the Corporation and its subsidiaries and the future value of the corporation's stock;

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           (v) The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered; and

           (vi) Any antitrust or other legal and regulatory issues that are raised by the offer.

   (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: Advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and soliciting a more favorable offer from another individual or entity.

   8.5(a) The Corporation, acting through its Board of Directors, shall have the authority to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, including an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding, to the full extent authorized under Alabama law or any other relevant laws.

   (b) The Corporation, acting through its Board of Directors, shall have the authority to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the laws of Alabama or any other relevant laws.

   (c) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of Section 10-2B-8.33 of the 1994 Alabama Business Corporation Act ("Liability for Unlawful Distributions"); (iv) an intentional violation of criminal law; or (v) a breach of the director's duty of loyalty to the Corporation or its shareholders. If the 1994 Alabama Business Corporation Act or other Alabama law is amended or enacted after the date of filing of this Paragraph 8.5(c) to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the 1994 Alabama Business Corporation Act, as so amended, or such other Alabama law. Any repeal or modification of this Paragraph 8.5(c) by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

   8.6 The Corporation reserves the right from time to time to amend, alter or repeal each and every provision contained in these Articles of Incorporation, or to add one or more additional provisions, in the manner now or hereafter prescribed or permitted by the Act, and all rights conferred upon shareholders at any time are granted subject to this reservation.

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